Exhibit 8.2

Watson, Farley & Williams (New York) LLP
Our reference: 25248.50002/19115233 v2	1133 Avenue of the Americas
New York, New York 10036
Tel (212) 922 2200
Fax (212) 922 1512
April 7, 2010
Teekay Tankers Ltd.
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08
Bermuda
Registration Statement on Form F-3; Final Prospectus dated April 6, 2010
Dear Sirs:
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Teekay Tankers Ltd. (the “Company”) in connection with the issuance and sale by the Company of up to 8,855,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share, pursuant to a registration statement on Form F-3 (No. 333-159807) (the “Registration Statement”), the prospectus dated June 5, 2009 (the “Base Prospectus”), the preliminary prospectus supplement to the Base Prospectus dated April 5, 2010 (together with the Base Prospectus, the “Preliminary Prospectus”) and the final prospectus supplement to the Base Prospectus dated April 6, 2010 (together with the Base Prospectus, the “Final Prospectus”).
In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and (ii) such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, its subsidiaries and affiliates, as we have deemed necessary. We have also made inquiries of such officers and representatives of the Company, its subsidiaries and its affiliates, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as photocopies.
This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.
Based on the facts as set forth in the Preliminary Prospectus and the Final Prospectus, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations
London • New York • Paris • Hamburg • Munich • Rome • Milan • Madrid • Athens • Piraeus • Singapore • Bangkok
Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.
Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Teekay Tankers Ltd. April 7, 2010	Page 2
and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Final Prospectus under the caption “Non-United States Tax Considerations— Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the date of the Final Prospectus and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).
We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company and to the reference to our name in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in such act or the related rules.
Very truly yours,
Watson, Farley & Williams (New York) LLP